UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 N. Pierce Avenue

Lancaster, Ohio 43130

(Address of Principal executive offices, including Zip Code)

(740) 687-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rules or Standard; Transfer of Listing.

On May 23, 2013, EveryWare Global, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market (“Nasdaq”) stating that when the Company completed its initial business combination with EveryWare Global, Inc. on May 21, 2013, the Company failed to demonstrate compliance with all of the initial listing requirements for listing on the Nasdaq Global Market. Specifically, the Company did not meet the requirement that it have at least 400 round lot stockholders, as set forth in Listing Rule 5405(a)(3). Accordingly, the letter states that Nasdaq has determined to delist the Company’s securities from Nasdaq.

The Company has until May 30, 2013 to appeal the delisting decision to a Nasdaq Hearings Panel. The Company intends to appeal the delisting decision and request a hearing, which request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Nasdaq Hearings Panel’s decision. The Company believes that it will be able to satisfy the round lot holder requirement, so as to complete its application for continued listing. There can be no assurance, however, that the Company will be able to meet the round lot holder requirement, or that the Company’s request for continued listing will be granted. If the Company’s common stock is delisted from the Nasdaq Global Market, the Company expects that it would be quoted on the over-the-counter bulletin board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYWARE GLOBAL, INC.

By:	/s/ Bernard Peters
Name:	Bernard Peters
Title:	Executive Vice President and Chief Financial Officer

Date: May 24, 2013

2